Exhibit 99.4

Dear Valued Customer: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion (the “Plan”), Heritage Bank of St. Tammany will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, Heritage NOLA Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for Heritage Bank of St. Tammany, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion, the offering and the Plan. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of Heritage Bank of St. Tammany customers in favor of the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Heritage Bank of St. Tammany. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Phone or Internet by following the simple instructions on the Proxy Card. OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN. Please note: • The proceeds resulting from the sale of stock by Heritage NOLA Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Heritage Bank of St. Tammany. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. • You will continue to enjoy the same services with the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our offering. THE STOCK OFFERING: As an eligible Heritage Bank of St. Tammany customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Heritage Bank of St. Tammany’s main office, located at 205 North Columbia Street, Covington, Louisiana, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on ______________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Heritage Bank of St. Tammany customer. Sincerely, David Crumhorn President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. M

Dear Friend: I am pleased to tell you about an investment opportunity. Heritage NOLA Bancorp, Inc., a newly formed Maryland corporation that will serve as the parent company of Heritage Bank of St. Tammany, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion adopted by Heritage Bank of St. Tammany that provides for the conversion of Heritage Bank of St. Tammany from the mutual (meaning no stockholders) to the stock form of ownership. Our records indicate that you were a depositor of Heritage Bank of St. Tammany as of the close of business on December 31, 2015 or ____________, 2017, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Heritage Bank of St. Tammany’s main office, located at 205 North Columbia Street, Covington, Louisiana, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on ______________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Heritage NOLA Bancorp, Inc. stockholder. Sincerely, David Crumhorn President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. F

Dear Friend: I am pleased to tell you about an investment opportunity. Heritage NOLA Bancorp, Inc., a newly formed Maryland corporation that will serve as the parent company of Heritage Bank of St. Tammany, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a plan of conversion adopted by Heritage Bank of St. Tammany that provides for the conversion of Heritage Bank of St. Tammany from the mutual (meaning no stockholders) to the stock form of ownership. Please read the enclosed materials carefully. If you are interested in purchasing shares of Heritage NOLA Bancorp, Inc. common stock, please complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to Heritage Bank of St. Tammany’s main office, located at 205 North Columbia Street, Covington, Louisiana, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on __________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Heritage NOLA Bancorp, Inc. stockholder. Sincerely, David Crumhorn President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Stock Information Center, toll-free, at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. C

Dear Valued Customer: I am pleased to tell you that pursuant to a plan of conversion (the “Plan”), Heritage Bank of St. Tammany will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, Heritage NOLA Bancorp, Inc., a newly formed Maryland corporation that will become the holding company of Heritage Bank of St. Tammany, is conducting an offering of its shares of common stock. THE PROXY VOTE: Enclosed are proxy materials to vote on the conversion. Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of Heritage Bank of St. Tammany customers in favor of the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Heritage Bank of St. Tammany. Please vote all the Proxy Cards you receive — none are duplicates. To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively you may vote by telephone or Internet by following the simple instructions on the Proxy Card. OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN. Although you may vote on the Plan, we regret that Heritage NOLA Bancorp, Inc. is unable to offer its common stock to you because the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. If you have any questions about the Plan or voting, please refer to the enclosed information or call our Information Center. Sincerely, David Crumhorn President and Chief Executive Officer This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Questions? Call our Information Center, toll-free, at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. B

Dear Sir/Madam: FIG Partners, LLC, has been retained by Heritage NOLA Bancorp, Inc. as selling agent in connection with the offering of Heritage NOLA Bancorp, Inc. common stock. At the request of Heritage NOLA Bancorp, Inc., we are enclosing materials regarding the offering of Heritage NOLA Bancorp, Inc. shares of common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. D

PROXY CARD 1. A plan of conversion pursuant to which Heritage Bank of St. Tammany (the “Bank”) will convert from the mutual to the stock form of organization. As part of the conversion, a new Maryland corporation named Heritage NOLA Bancorp, Inc. (the “Company”) will become the stock holding company for the Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Bank will no longer have voting rights unless they become stockholders of the Company; and 2. Such other business as may properly come before the Meeting or any adjournment thereof. The board of directors is not aware of any such other business. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the Plan of Conversion, only if signed. If any other business is presented at the Special Meeting of Members (the “Meeting”), including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting. The undersigned acknowledges receipt from Heritage Bank of St. Tammany, before the execution of this proxy, of both Notice of the Special Meeting of Members and a proxy statement for the Meeting dated __________, 2017. Signature:_______________________________________________________________Date:____________________, 2017 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. YOUR PROMPT VOTE IS IMPORTANT! Phone or Internet voting is a quick and simple way to vote, available through 11:59 P.M., Central Time, on ________, 2017 FOLD AND DETACH THE PROXY CARD HERE Please vote by marking one of the boxes as shown. FOR AGAINST CONTROL NUMBER 4 If you vote by Phone or Internet you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. www.proxyvotenow.com/heritage Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. (866) 388-1537 Use the telephone to vote your proxy card. Have your Proxy Card in hand when you access the telephone voting line. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY PHONE VOTE BY INTERNET Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided. VOTE BY MAIL OR OR

REVOCABLE PROXY HERITAGE BANK OF ST. TAMMANY SPECIAL MEETING OF MEMBERS __________, 2017 _:00 p.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HERITAGE BANK OF ST. TAMMANY FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON __________, 2017, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN OF CONVERSION. The above-signed being a member of Heritage Bank of St. Tammany (the “Bank”), hereby authorizes the full board of directors of the Bank, and each of them, with full powers of substitution, to represent the undersigned at the Special Meeting of Members (the “Meeting”) of the Bank to be held on ___________, 2017 at _:00 p.m., Central Time, at the Bank’s main office located at 205 North Columbia Street, Covington, Louisiana, and at any adjournment of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of the Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF HERITAGE NOLA BANCORP, INC. COMMON STOCK IN THE OFFERING. FOLD AND DETACH THE PROXY CARD HERE

READ THIS FIRST Office of the Comptroller of the Currency Guidance for Account Holders Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive. On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at (800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated. How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered. On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Southern District Office located at 500 North Akard Street, Suite 1600, Dallas, Texas 75201. (over)

What Investors Need to Know Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following: • Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock. • “Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock. • Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law. • Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution. The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

IMPORTANT NOTICE THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR PROMPT VOTE. IF MORE THAN ONE PROXY CARD IS ENCLOSED, PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATE CARDS! THANK YOU! PF

Questions and Answers About Our Conversion and Stock Offering

GENERAL — THE CONVERSION Our board of directors has determined that the conversion is in the best interests of our organization, our customers and the communities we serve. Q. What is the conversion? A. Under our plan of conversion (the “Plan”), Heritage Bank of St. Tammany will convert from a mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of Heritage NOLA Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of Heritage NOLA Bancorp, Inc. will be owned by stockholders, and Heritage NOLA Bancorp, Inc. will own Heritage Bank of St. Tammany. Q. What are the reasons for the conversion and offering? A. Our primary reasons for converting and raising additional capital through the offering are to: increase capital to support future growth and profitability; retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; have greater flexibility to structure and finance the opportunistic expansion of our operations; and offer our customers and employees an opportunity to purchase our stock. Q. Is Heritage Bank of St. Tammany considered “wellcapitalized” for regulatory purposes? A. Yes. As of December 31, 2016, Heritage Bank of St. Tammany was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Heritage Bank of St. Tammany, day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. Heritage Bank of St. Tammany will continue to operate as an independent savings bank. Q. Will the conversion and offering affect customers’ deposit accounts or loans? A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan and is also subject to approval by our eligible customers. Q. Why should I vote “FOR” the Plan? A. Your vote “For” the Plan is extremely important to us. Each eligible Heritage Bank of St. Tammany customer as of _________, 2017 received a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the Plan which cannot be implemented without customer approval. Voting does not obligate you to purchase shares of common stock during the offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ the Plan. Without sufficient favorable votes, we cannot complete the conversion and the related stock offering. Q. How do I vote? A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Phone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN. Phone or Internet voting is available 24 hours a day. Q. How many votes are available to me? A. Depositors at the close of business on _______, 2017 are entitled to one vote for each $100 or fraction thereof on deposit. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit account on _________, 2017, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered and at what price? A. Heritage NOLA Bancorp, Inc. is offering for sale between 1,062,500 and 1,437,500 shares of common stock (subject to increase to 1,635,125 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to purchase stock during the stock offering? A. Pursuant to our Plan, non-transferable rights to subscribe for shares of Heritage NOLA Bancorp, Inc. common stock in the Subscription Offering have been granted in the This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

following descending order of priority: Priority #1 — Depositors of Heritage Bank of St. Tammany with aggregate balances of $50 or more at the close of business on December 31, 2015; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of Heritage Bank of St. Tammany with aggregate balances of $50 or more at the close of business on ______, 2017; and Priority #4 — Depositors of Heritage Bank of St. Tammany at the close of business on _________, 2017. Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in St. Tammany Parish, Louisiana. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering. Q. How may I buy shares during the Subscription and Community Offerings? A. Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Heritage Bank of St. Tammany’s main office, located at 205 North Columbia Street, Covington, Louisiana. Please do not mail Stock Order Forms to Heritage Bank of St. Tammany. Q. What is the deadline for purchasing shares? A. To purchase shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Central Time, on _________, 2017. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in two ways: (1) By personal check, bank check or money order, made payable to Heritage NOLA Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Heritage Bank of St. Tammany line of credit checks may not be remitted for this purchase. Please do not mail cash! (2) By authorized deposit account withdrawal of funds from your Heritage Bank of St. Tammany deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Heritage Bank of St. Tammany may not be listed for direct withdrawal. See information on retirement accounts below. Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at Heritage Bank of St. Tammany’ statement savings rate, which is subject to change at any time and is currently 0.15% per annum, from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Heritage Bank of St. Tammany deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 5,000 shares ($50,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases”. Q. May I use my Heritage Bank of St. Tammany individual retirement account (“IRA”) to purchase shares? A. You may use funds currently held in retirement accounts with Heritage Bank of St. Tammany. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Heritage Bank of St.

Tammany or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the _______, 2017 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I use a loan from Heritage Bank of St. Tammany to pay for shares? A. No. Heritage Bank of St. Tammany, by regulation, may not extend a loan for the purchase of Heritage NOLA Bancorp, Inc. common stock during the offering. Similarly, you may not use existing Heritage Bank of St. Tammany line of credit checks to purchase stock during the offering. Q. May I change my mind after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond ______, 2017 or the number of shares of common stock to be sold is increased to more than 1,635,125 shares or decreased to less than 1,062,500 shares. Q. Are directors and executive officers of Heritage Bank of St. Tammany planning to purchase stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 97,850 shares ($978,500) or approximately 9.2% of the shares to be sold at the minimum of the offering range. Q. Will the stock be insured? A. No. Like any common stock, Heritage NOLA Bancorp, Inc.’s stock will not be insured by the Federal Deposit Insurance Corporation. Q. Will dividends be paid on the stock? A. Following completetion of the offering, our board of directors will have the authority to declare dividends on our common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. Q. How will the shares of Heritage NOLA Bancorp, Inc. trade? A. Upon completion of the conversion and offering, Heritage NOLA Bancorp, Inc.’s shares will be quoted on the OTC Pink Marketplace. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Heritage NOLA Bancorp, Inc. shares of common stock. Q. If I purchase shares during the offering, when will I receive my shares? A. All shares of Heritage NOLA Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at (866) 806- 1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the Phone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO OUR STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS AT HERITAGE BANK OF ST. TAMMANY. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! QUESTIONS? Please call our Information Center, toll-free, at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. PG1

HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION (THE “PLAN”). ______________________ Your board of directors urges you to vote “FOR” the Plan. ______________________ VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING THE OFFERING, NOR DOES IT AFFECT YOUR HERITAGE BANK OF ST. TAMMANY DEPOSIT ACCOUNTS OR LOANS. If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! QUESTIONS? Please call our Information Center, toll-free, at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. PG2

YOUR VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION (THE “PLAN”). In order to implement the Plan we must obtain the approval of our voting customers. Please disregard this notice if you have already voted. If you are unsure whether you voted, vote the enclosed replacement Proxy Card. Your vote will not be counted twice! If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates! Please note: Implementing the Plan will not affect your deposit accounts or loans at Heritage Bank of St. Tammany. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not require you to purchase common stock in the offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center toll-free at (866) 806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays. PG3

MARKETING MATERIALS

prepared for:

HERITAGE BANK OF ST. TAMMANY

FULL CONVERSION

MARCH 2017

Heritage Bank of St. Tammany

Full Conversion Transaction

Marketing Materials

TABLE OF CONTENTS

These documents (non-typeset) are included behind this index. All other documents (typeset) are included in the accompanying email enclosures.

LETTERS

Subscription and Community Offering Stock Order Acknowledgment Letter

Final Reminder Proxygram (if needed)

ADVERTISEMENTS/SIGNS

Branch Lobby Poster – Vote

Branch Lobby Poster – Buy (Optional)

Final Branch Lobby Poster (if needed)

Bank Statement Enclosure - Vote Reminder Slip (Optional)

Bank Website Vote Reminder Notice (Optional)

Bank Website Voting Link (Optional)

Email Vote Reminder (Optional)

Tombstone Newspaper Advertisement (Optional)

________________________________

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Heritage NOLA Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your Stock Order Form to purchase common stock offered by Heritage NOLA Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an offering category described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the Heritage NOLA Bancorp, Inc. Prospectus dated _______, 2017. Refer to pages ___ – ___ of the Heritage NOLA Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://______________/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

1.	Depositors of Heritage Bank of St. Tammany with aggregate balances of at least $50 at the close of business on December 31, 2015;
2.	Community Saving’s Tax-Qualified Employee Benefit Plans;
3.	Depositors of Heritage Bank of St. Tammany with aggregate balances of at least $50 at the close of business on _____________, 2017;
4.	Depositors of Heritage Bank of St. Tammany at the close of business on __________, 2017.

Community Offering

5.	Residents of St. Tammany Parish, Louisiana; and
6.	General Public.

Thank you for your order,

HERITAGE NOLA BANCORP, INC.

STOCK INFORMATION CENTER

(866) 806-1790

FINAL REMINDER PROXYGRAM (if needed)

[Heritage Bank of St. Tammany Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion.

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of ________________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:
________________________
1- ( ) ____ - ____ (toll-free)

DAYS/HOURS:
Monday - Friday
____ a.m. to ____ p.m., Central Time

I appreciate your participation.

Sincerely,

W. David Crumhorn

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Heritage Bank of St. Tammany, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our

plan of conversion (the “Plan”).

✓	The Plan will not result in changes to our staff or your account relationships with Heritage Bank of St. Tammany.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at (866) 806-1790,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Heritage Bank of St. Tammany Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES
__________, 2017

We are conducting an offering of shares of our common stock

UP TO 1,437,500 SHARES OF

COMMON STOCK

(subject to increase to 1,653,125 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., CENTRAL TIME,

ON __________, 2017

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at (866) 806-1790,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Heritage NOLA Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call _____________, our
Independent Voting Agent, at 1-(___) -___-____
(toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[Heritage Bank of St. Tammany logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on Heritage Bank of St. Tammany’s plan of conversion. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at (866) 806-1790, Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

[Heritage Bank of St. Tammany logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our eligible customers as of __________, 2017 were mailed a Proxy Card(s) and other materials requesting them to cast votes on Heritage Bank of St. Tammany’s plan of conversion.

If you received a Proxy Card(s) but have not voted, please vote by mail, or by following the Phone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan as recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at (866) 806-1790, Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our eligible customers as of __________, 2017 were mailed Proxy Card(s) and other materials requesting them to cast votes for Heritage Bank of St. Tammany’s plan of conversion. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.proxyvotenow.com/heritage

Thank you for taking a few minutes to cast your vote online. Please have your Proxy Card in hand so that you can enter the 12 digit control number printed on your Proxy Card.

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials.)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were a Heritage Bank of St. Tammany customer on __________, 2017, you recently received a large white envelope containing proxy materials requesting your vote on our plan of conversion (the “Plan”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Proxy Cards describe the simple procedures for voting by mail, Phone or Internet.

Without sufficient favorable votes, we cannot implement the Plan. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN.

_________________

Do you have questions?

Please call our Information Center, toll-free, at (866) 806-1790, Monday through Friday, 10:00 a.m. to 4:00 p.m., Central Time.

We appreciate your participation.

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

HERITAGE NOLA BANCORP, INC. [LOGO]

Proposed Holding Company for Heritage Bank of St.
Tammany

UP TO 1,437,500 SHARES OF

COMMON STOCK

(subject to increase to 1,653,125 shares)

$10.00 Per Share

Purchase Price

Heritage NOLA Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Heritage NOLA Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Central Time, on _______ __, 2017.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at (866) 806-1790,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.